ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   Between

                      PHILLIPS-VAN HEUSEN CORPORATION
                          A Delaware Corporation

                                     And

                PYRAMID SPORTSWEAR ACQUISITION CORPORATION
                            A Delaware Corporation

                              February 23, 1999

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

      ASSIGNMENT AND ASSUMPTION AGREEMENT, dated February 23, 1999, between PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation, with offices at 200 Madison Avenue, New York, New York 10016 ("Assignor"), and PYRAMID SPORTSWEAR ACQUISITION CORPORATION, a Delaware corporation, with offices c/o Abberley Kooiman LLP, 521 Fifth Avenue, New York, New York 10175 ("Assignee").


                                  RECITALS:

      1. Assignor and Assignee's affiliate, Pyramid Sportswear AB, a Swedish corporation ("Pyramid Sportswear"), are parties to an Asset Purchase Agreement, dated February 23, 1999 ("the Asset
Purchase Agreement").

      2.    Pursuant to the Asset Purchase Agreement, Pyramid
Sportswear is acquiring certain assets from Assignor including the trademark "Gant" and all rights associated with that mark.

      3. Assignor currently operates the so-called flagship Gant Store, located at 645 Fifth Avenue, in New York, New York, pursuant to an Agreement of Lease, dated March 5, 1997, between Olympic Tower Associates, as Landlord, and Assignor, as Tenant ("the Gant Store Lease").

      4. Provided the Asset Purchase Agreement closes and the transactions contemplated by that agreement are consummated, Assignor desires to assign and transfer to Assignee (i) the Gant Store Lease and all of Assignor's obligations thereunder, as well as (ii) certain other assets and obligations described in this Agreement, in accordance with the terms and conditions contained herein, and Assignee is agreeable to same.

            In consideration of the above recitals, all of which shall be deemed an integral part of this Agreement, and the covenants and agreements contained herein, Assignor and Assignee agree as follows:


1.    TRANSFER OF THE GANT STORE LEASE AND
      RELATED ASSETS AND LIABILITIES TO ASSIGNEE

      1.1 Transfers. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Assignor shall assign, transfer and deliver to Assignee all of Assignor's right, title and interest in, and Assignee will acquire, accept and assume, all of the following assets of Assignor, free and clear of all security interests, liens, mortgages, charges, options, licenses, adverse claims or restrictions of any kind, including but not limited to, any restrictions on use, transfer, receipt of income or other attributes of ownership other than the rights of the Landlord under the Gant Store Lease and the rights of the lessors under the Equipment Leases (as hereinafter defined) ("Encumbrances"), all such assets being hereinafter sometimes referred to collectively as "the Assets":

            (a) the Gant Store Lease and the Equipment Leases set forth in Schedule 1 ("the Equipment Leases");

            (b)  the Gant Store Inventory, Outstanding Gant Store
Orders and Other Inventory (all as hereinafter defined);

            (c) all equipment, telephones, telefax machines, fixed assets, trade fixtures, leasehold improvements, cash registers and furniture, located on the Closing Date in, and utilized in connection with and otherwise needed to operate the Gant Store without interruption ("the Gant Store Property"), other than equipment covered by the Equipment Leases;

            (d) the existing telephone and telefax numbers of the Gant Store, including any "800" numbers;

            (e) copies of all books and historical records relating to the Assets, including an executed copy of the Gant Store Lease;

            (f) all guarantees, warranties, indemnities and similar rights of Assignor with respect to, and all rights, claims, causes of action or rights of set off of Assignor against third parties relating to the Gant Store Lease, the Gant Store Inventory, the Outstanding Gant Store Orders, the Other Inventory and the Gant Store Property, including without limitation, unliquidated rights under manufacturers' or vendors' warranties;

            (g)  all goodwill associated with the Assets; and

            (h) all displays, shipping supplies, boxes and like materials and promotional, advertising and sales materials intended for use in the Gant Store or located in the Gant Store on the Closing Date ("Supplies and Promotional Materials"),

      1.2 Consideration for Transfers. In consideration of the above transfers, Assignee shall (a) as of 12:01 a.m. USA Eastern Standard Time on the Closing Date (as hereinafter defined) pay, assume, discharge and perform all the obligations and liabilities of Assignor under (i) the Gant Store Lease, (ii) the Equipment Leases, insofar as they relate to the time period on or after the Closing Date, and arise out of events occurring on or after the Closing Date, (iii) the Outstanding Gant Store Orders and (iv) all orders for Supplies and Promotional Materials (provided same are in reasonable quantities), and (b) pay, assume, discharge and perform all obligations and liabilities arising out of events occurring after the Closing Date and related to Assignee's operation of the Gant Store after the Closing Date, and (c) purchase all Other Inventory from Assignor as provided in Section 1.7 ("the Assumed

Liabilities"). Except to the extent specifically set forth in this Agreement, Assignee is not assuming, and shall not be bound by, any obligations or liabilities of Assignor, of any kind or nature, known, unknown, expressed, implied, contingent or otherwise, other than the Assumed Liabilities. In particular, but not in limitation of the foregoing sentence, Assignee is not assuming any obligations or liabilities with respect to which provision for indemnification of Assignee has been made in this Agreement.

      1.3 Closing. Subject to Sections 10.1 and 11.1 hereof, the transfers and assumptions ("the Closing") provided for in this Agreement ("the Contemplated Transaction") will take place at the offices of Alfred Berg, Birger Jarlsgatan 7, Stockholm, Sweden, at 11:00 a.m. (local time) on the same day as, and simultaneously with, the closing under the Asset Purchase Agreement ("the Acquisition Date"). Subject to Section 10.1 hereof, if the Closing under this Agreement cannot be effected on the Acquisition Date because the Landlord's consent to an assignment or sublease of the Gant Store Lease has not been received, the Closing shall take place on the earlier of (i) three (3) business days after such consent is received and (ii) March 31, 1999 ("the Closing Date"). Subject to the provisions of Section 10, failure to consummate the Contemplated Transaction on the date and time and at the place determined pursuant to this Section 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.


      1.4   The Gant Store Lease.

            (a) Prior to Closing, Assignor shall make available to Assignee complete and accurate information regarding the operations, financial and otherwise, of the Gant Store since its opening. Pursuant to Section 1.2 of this Agreement, Assignee shall assume all obligations and liabilities under the Gant Store Lease as of 12:01 a.m. USA Eastern Standard Time on the Closing Date. Assignor and Assignee shall adjust as of the Closing Date all obligations under the Gant Store Lease, including but not limited to, rent, additional rent, utility charges, and so forth ("the Lease Adjustments"). The Lease Adjustments shall be made at the same time as the Royalty Adjustment and the Design Agreement Adjustment (both as defined in the Asset Purchase Agreement) are made under the Asset Purchase Agreement. At the Closing, Assignor shall assign to Assignee its cash security deposit paid under
Section 37.01 of the Gant Store Lease upon delivery to it of Assignee's payment of a like amount ("the Cash Security Deposit"). Assignor shall continue to provide the irrevocable letter of credit, as also required of Tenant under Section 37.01 of the Gant Store Lease, subject to the provisions of Section 9.3 of this Agreement and this Section 1.4, until August 31, 2002. Prior to such date, Assignee shall secure and substitute another letter of credit for the letter of credit provided by Assignor. Notwithstanding the foregoing, in the event of any substantial change in the ownership of Pyramid Partners AB ("Pyramid") (after considering the acquisition of an equity interest in Pyramid by a subsidiary of LVMH Moet Hennessy Louis Vuitton S.A. ("LVMH"), namely LV. Capital S.A., as reflected in the Shareholders Agreement (as defined in the Asset Purchase Agreement)), including, without limitation, an initial public offering of the share capital of Pyramid, a sale by LV. Capital S.A. of all or substantially all of its equity interest in Pyramid, or a sale by two or more of the Pyramid Partners (as defined in the Shareholders Agreement) of their equity interests in Pyramid, Assignor's obligation to maintain the letter of credit shall end and Assignee shall promptly secure and substitute another letter of credit for the letter of credit maintained by Assignor.

            (b) If Assignor, after making all commercially reasonable efforts, is unable to secure the Landlord's Consent (as hereinafter defined) to the assignment of the Gant Store Lease to Assignee, then Assignee will accept a sublease for the balance of the term of the Gant Store Lease, provided the Landlord consents to the sublease and the sublease is otherwise obtained in accordance with the applicable terms and conditions of the Gant Store Lease. In such event, the parties shall enter into a sublease agreement consistent with the terms and conditions of this Agreement ("the Sublease Agreement").

      1.5   Gant Store Inventory.  Subject to the provisions of
Section 2.14, "Gant Store Inventory" consists of all saleable products in the Gant Store as of the Closing Date.

      1.6 Outstanding Gant Store Orders. "Outstanding Gant Store Orders" are commitments for the purchase of inventory for the Gant Store, consisting of orders for the 1999 spring/summer season and 1999 fall season, which were placed through Assignee, and which are pending and undelivered as of the Closing Date. Assignee is assuming all of Assignor's obligations under and with respect to the Outstanding Gant Store Orders. To the extent any Outstanding Gant Store Orders have been paid by Assignor as of the Closing Date, Assignee shall, upon delivery of such orders, reimburse Assignor for such payments in the amount of Assignor's landed cost plus any duties paid by Assignor in connection with such orders.

      1.7 Other Inventory. "Other Inventory" consists of products ordered through Assignee that are owned by Assignor and not as yet delivered to the Gant Store on the Closing Date, but intended for sale in the Gant Store. Subject to the provisions of Section 2.14, Assignee shall purchase and Assignor shall sell to Assignee the Other Inventory at Assignor's landed cost plus any duties paid by Assignor.

2.    REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

      2.1 Organization, Standing and Authority. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to conduct its business in New York. Assignor has all requisite corporate power and authority (i) to own, lease, license and use the Assets as presently owned, leased, licensed and used, (ii) to conduct the trade, business and operations of Assignor associated with the Assets, as presently conducted, and (iii) to execute and deliver this Agreement and any other agreements executed and delivered in connection with this Agreement and the transaction contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by the Assignor hereunder.

      2.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by the Assignor have been duly authorized by all necessary corporate actions on the part of the Assignor and its stockholders (if necessary). This Agreement has been duly executed and delivered by the Assignor and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its respective terms except as enforceability may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

      2.3 Absence of Conflicting Agreements. Except as otherwise provided in this Agreement, and except to the extent any violation of this Section, other than of clause (ii), would not have a material adverse effect on the Assets or the Contemplated Transaction, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not violate any provision of the Certificate of Incorporation or Bylaws of the Assignor; (iii) will not violate, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to the Assignor and which would affect Assignor's ability to consummate the sale of the Assets to Assignee; (iv) subject to Assignor obtaining the Consents (as hereinafter defined) will not violate, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which the Assignor is a party or by which the Assignor may be bound and which is included in the Assets; or (v) will not create any Encumbrance upon any of the Assets.

      2.4 Licenses. Other than as reflected on Schedule 2, Assignor does not possess and is not required by any governmental or regulatory authority to obtain, any licenses, permits and other authorizations for the lawful operation of the Gant Store and its lawful ownership and use of the Assets, except where the failure to possess any such license, permit or other authorization would not have a material adverse effect on the Assets or the Contemplated Transaction.

      2.5 Consents. Other than as reflected on Schedule 3, no consent, approval, permit or authorization of, or declaration to or filing with any third party or any governmental or regulatory authority ("Consent") is required (i) to consummate this Agreement and the Contemplated Transaction, (ii) to permit Assignor to assign or transfer the Assets to Assignee, or (iii) to Assignor's knowledge, to enable Assignee to operate the Gant Store in essentially the same manner as the Gant Store is presently operated.

      2.6 Insurance. All Gant Store Property included in the Assets is insured against loss or damage in commercially reasonable amounts. All such policies of insurance are in full force and effect and such policies provide for coverage on an occurrence basis.

      2.7 Taxes. Assignor has filed or caused to be filed all federal income tax returns and to the best of Assignor's knowledge all other federal, state, county, local or city tax returns which are required to be filed, or has secured extensions to file any such returns, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or is in good faith contesting the payment of any such taxes. Assignor has paid all sales and use taxes that were due and owing, if any, upon its acquisition of the Gant Store Property and no further sales or use taxes are due and owing. No events have occurred, other than the transfer of Assets hereby, which could impose on Assignee any transferee liability for any taxes, penalties, or interest due or to become due from Assignor. Assignor has collected and/or paid or will timely pay all retail sales taxes it has been obligated to collect in connection with the operation of the Gant Store. There are no tax liens on any of the Assets; there are no deficiencies asserted against Assignor by any governmental authority that may result in a lien on any of the Assets.

      2.8 Claims and Legal Actions. Except as described on Schedule 4, there is no legal action, counterclaim, suit, arbitration, or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Assignor, threatened against or relating to any of the Assets, including the Gant Store, nor does Assignor know of any reasonable basis for the same. To the best of Assignor's knowledge, there is no pending or threatened claim or governmental investigation affecting Assignor or any of the Assets. Schedule 4 lists all prior legal actions, suits, arbitrations, administrative proceedings, orders, decrees or judgments involving any of the Assets of which Assignor has knowledge.

      2.9 Conduct of Gant Store Business in Ordinary Course. Since December 1, 1998, Assignor has conducted business at the Gant Store in the ordinary course and has not suffered any material adverse change in the Assets, including any damage, destruction or loss materially and adversely affecting the Assets, except operating losses at the Gant Store, all of which have been disclosed to Assignee, the anticipated disclosure by Assignor after the execution of this Agreement of its intention to sell the Trademarks (as defined in the Asset Purchase Agreement) and discontinue its business involving the Trademark-labeled products, and the bankruptcy filing by one of Assignor's Trademark licensees, namely Salant Corporation.

      2.10 Labor Issues. With respect to the employees of the Gant Store ("Gant Store Employees"), Assignor is in compliance in all material respects with all applicable laws and regulations respecting employment and employment practices, terms and condi-tions of employment and wages and hours, including, without limitation, all labor relations laws, equal employment opportunity laws, employment discrimination laws, affirmative action laws, Occupational Health and Safety Laws, wage and hour laws (including the Fair Labor Standards Act and regulations thereunder), immigra-tion laws, workers' compensation laws, disability laws and unemployment compensation laws. There is not any pending, or to Assignor's knowledge any threatened, claim for noncompliance or violation of any obligations or matters referred to in the first sentence of this Section, or otherwise arising out of any Gant
Store employee's employment relationship with Assignor or the termination of such relationship. There are no employment agreements concerning any Gant Store employees of Assignor. There is no collective bargaining or union contract or agreement binding on Assignor and covering any of the Gant Store employees, nor has any labor organization been certified or recognized as the exclusive collective bargaining agent of any Gant Store employees of Assignor. With respect to the Gant Store, Assignor (i) is not engaged in any unfair labor practice, and (ii) has not experienced or been threatened by any labor strike, dispute, slowdown or stoppage, and none of such events presently is pending or threat-ened against or affecting Assignor. The transactions contemplated by this Agreement are not subject to the Worker Adjustment and Retraining Notification Act.

      2.11 Full Disclosure. No representation or warranty made by Assignor in this Agreement or in any schedule attached to this Agreement or in any certificate provided hereunder, contains or will contain as of the date it is given, any untrue statement of a material fact, or omits or will omit to state any material fact known to Assignor and required to make the statements herein or therein not misleading.

      2.12 Environmental Matters. To Assignor's knowledge, there are no hazardous materials present on or in the Gant Store.

      2.13  Gant Store Employees, Salaries and Benefit Plans.

            (a) Schedule 5 sets forth, as of February 10, 1999, the names of the Gant Store employees and their salaries, and each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or other retirement plan, program, agreement or arrangement, maintained or contributed to or required to be contributed to by Assignor for the benefit of any employee or former employee of the Gant Store, whether formal or informal and whether legally binding or not ("Plans").

            (b) Except as set forth on Schedule 5, there are no pending claims by or on behalf of any of the Plans, by any Gant Store Employee, or Gant Store Employee beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

            (c) Except with respect to Gant Store Employees on the Closing Date, who are not offered employment by Assignee, Assignor's severance policy does not require payment of severance upon the consummation of the Contemplated Transaction.

      2.14 Gant Store Inventory. All Gant Store Inventory consists of new apparel or accessories in good and saleable condition. The value (as determined under this Section 2.14) of the Gant Store Inventory at the Closing shall be determined by a physical count of the Gant Store Inventory taken jointly by Assignor and Assignee on the day preceding the Closing Date. Following the physical count, the parties shall prepare a joint schedule of the Gant Store Inventory as of the Closing Date. Gant Store Inventory shall be valued at its retail price (marked down where appropriate) multiplied by 0.42. All fall 1998 and prior seasons merchandise shall be removed from the Gant Store by Assignor prior to the Closing (or as promptly thereafter as is practicable, at Assignor's expense) and not be included in Gant Store Inventory. All so-called basic, transition or holiday merchandise shall be appropriately marked down in the ordinary course of business. Gant Store Inventory shall have a value of at least USD 500,000 at the Closing based upon the above valuation procedures, and any Gant Store Inventory not ordered through Assignee shall constitute less than five percent (5%) of the final Gant Store Inventory figure.
To the extent there is any shortfall at the Closing below the USD 500,000 figure, Assignor shall include in the Gant Store Inventory a sufficient amount of Outstanding Gant Store Orders or Other Inventory, valued as set forth in Section 1.6 or 1.7, as the case may be, in order to meet the USD 500,000 minimum figure.

      2.15 Gant Store Property. Except as described on Schedule 6, Assignor owns and has good title to all of the Gant Store Property. None of the Gant Store Property owned by Assignor is subject to any Encumbrances except as described on Schedule 6 and all such Encumbrances shall be removed prior to or at Closing. Except as shown on Schedule 6, each item of Gant Store Property is in good condition and repair (ordinary wear and tear excepted), and is available for immediate use in the operation of the Gant Store. All items of equipment included in the Gant Store Property have been maintained in a manner consistent with generally accepted standards of good business practices. Assignor has not, since December 1, 1998, permanently removed from the Gant Store any property which on the Closing Date would constitute Gant Store Property under the terms of this Agreement, except in the ordinary course of business or where removal would not materially and adversely affect the operation of the Gant Store.

      2.16 Gant Store Representations. All improvements and alterations made by Assignor to the Gant Store have been made in all material respects in accordance with the terms of the Gant Store Lease. Assignor is not in breach of any material covenant or obligation of the Gant Store Lease nor is it aware of any facts that are reasonably likely to give rise to any claim by Landlord that Assignor is in breach of any material covenant or obligation of the Gant Store Lease. Except as described on Schedule 7, to Assignor's knowledge, all elevators, air conditioning systems and other building-wide systems located in the Gant Store are in good order and repair and operating properly. All service contracts and vendor and contractor warranties covering any equipment or machinery included in the Gant Store Property are listed on
Schedule 7.

3.    REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

      Assignee represents and warrants to Assignor as follows:

      3.1 Organization, Standing and Authority. Assignee is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Assignee has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Assignee hereunder and thereunder.

      3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Assignee have been duly authorized by all necessary corporate actions on the part of Assignee. This Agreement has been duly executed by Assignee and constitutes the legal, valid, and binding obligations of Assignee, except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

4.    COVENANTS OF ASSIGNOR AND ASSIGNEE

      4.1 Assignor's Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Assignee, which consent shall not be unreasonably withheld or delayed, between the date hereof and the Closing Date, Assignor shall operate the Gant Store in the ordinary course of business and in accordance with its past practices (except where such would conflict with the following covenants or with Assignor's other obligations hereunder), and abide by the following negative and affirmative covenants, except that Assignee understands after the execution of this Agreement Assignor shall not order any additional inventory for the Gant Store:

            (a) Negative Covenants. Assignor shall not do any of the following:

                 (i)   Contracts.  Modify or amend the Gant Store
Lease, except as approved prior to execution by the Assignee in writing;

                 (ii) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except for sales made in the ordinary course of business at the Gant Store;

                 (iii) Encumbrances. Create, assume or permit to exist any Encumbrance upon the Assets, except for those in existence on the date of this Agreement, all of which shall be removed prior to or as of the Closing Date;

                 (iv) Rights. Waive any material right relating to the Assets; or

                 (v) No Inconsistent Action. Take any action which is materially inconsistent with its obligations hereunder or which could hinder or delay the consummation of the Contemplated
Transaction.

            (b) Affirmative Covenants. Assignor shall do the following:

                 (i) Access to Information. Allow Assignee and its authorized representatives reasonable access at Assignee's expense during normal business hours to the Assets and to all other properties, equipment, books, records, contracts and documents relating to the Assets, for the purpose of audit and inspection, and furnish or cause to be furnished to Assignee or its authorized representatives all information with respect to the affairs and business of Assignor as they relate to the Assets, as Assignee may reasonably request, it being understood that the rights of Assignee hereunder shall not be exercised in such a manner as to interfere with the operations of the Assignor; provided that, subject to
Section 5.9 hereof, neither the furnishing of such information to Assignee or its representatives nor any investigation made heretofore or hereafter by Assignee shall affect Assignee's right to rely on any representation or warranty made by Assignor in this Agreement, each of which shall survive any furnishing of informa-tion or any investigation;

                 (ii) Maintenance of Assets. Take such actions as are commercially reasonable to maintain all of the Assets (not sold in the ordinary course of business) in their present condition
(ordinary wear and tear excepted);

                 (iii) Insurance. Take such actions as are commercially reasonable to maintain the existing insurance policies on the Assets;

                 (iv) Consents. Take such actions as are commercially reasonable, and at Assignor's expense, to obtain all Consents;

                 (v) Books and Records. Maintain its books and records as they relate to the Assets in accordance with past practices;

                 (vi) Notification. Promptly notify Assignee in writing of any unusual or material developments with respect to the Assets, and of any material change in any of the information contained in Assignor's representations and warranties contained in
Article 2 hereof or in the Schedules hereto, provided that such notification shall not relieve Assignor of any obligations hereunder; and

                 (vii) Compliance with Laws. Comply in all material respects with all material rules and regulations to which Assignor and the Assets are subject.

      4.2 Assignee's Pre-Closing Covenant. Assignee shall use its best efforts to obtain a guaranty of the Tenant's obligations under the Gant Store Lease, or, if applicable, under the Sublease
Agreement, from LVMH or any of LVMH's subsidiaries or affiliates.

      4.3   Post-Closing Covenants.

            (a) Cooperation. After the Closing, Assignor will take such actions, and execute and deliver such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Assignee, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Assignee pursuant to this Agreement. After the Closing, Assignee will take such actions, and execute and deliver such further documents as, in the reasonable opinion of counsel for Assignor, may be necessary to ensure, complete and evidence, the full and effective transfer of the Assets to Assignee and the assumption of the Assumed
Liabilities by Assignee pursuant to this Agreement. Assignor and Assignee shall cooperate in good faith to determine and pay the Lease Adjustments referred to in Section 1.4.

            (b) Accounts Receivable or Other Money. Following the Closing Date, if Assignee should receive payment of any accounts receivable or other money belonging to Assignor, Assignee shall promptly pay same to Assignor, and if Assignor should receive payment of any accounts receivable or other money belonging to Assignee, Assignor shall promptly pay same to Assignee.

            (c) Retention of Books and Records. Each party shall retain its books and records relating to the Assets. In the event that the party in possession of such books and records wishes to destroy such records after the sixth anniversary of the Closing Date, such party shall notify the other party in writing at least thirty (30) days prior to such destruction. If within such thirty
(30) day period, the party receiving such notice shall inform the sending party that the receiving party desires such records, or any portion thereof, the sending party shall, at the expense of the receiving party, copy such records or portions thereof and make same available to the receiving party. If either party is notified by a governmental authority of an inquiry, audit or investigation, such party shall notify the other promptly of such inquiry, audit or investigation, and such other party shall be obligated to cooperate in connection with any such inquiry, audit or investigation, without additional consideration, to the extent reasonably requested.

            (d) Gant Store Lease Extension. Assignee shall not renew or extend the Gant Store Lease without Assignor's written consent, which consent shall not be unreasonably withheld or delayed.

            (e) Transition Period Services. At Assignee's request, Assignor shall after the Closing Date perform various services for Assignee until Assignee is able to perform such services on its own ("Transition Period Services"). Transition Period Services shall include retaining all Gant Store Employees as employees of Assignor on Assignor's payroll, providing credit card collection services at the Gant Store, and any other similar services to enable Assignee to operate the Gant Store until it establishes its payroll and support services, including employee benefit plans, credit card collection agreements, and so forth. Assignee shall use all commercially reasonable efforts to establish its own arrangements, policies and procedures to replace the Transition Period Services and shall discontinue its use of a Transition Period Service and shall no longer have a right to receive such service as soon as practicable after a replacement service becomes available to it.
It is understood and agreed that, the Gant Store Employees shall be terminated by Assignor upon Assignee's establishment of a medical insurance plan. Upon such termination, Assignor's responsibility with respect to the Gant Store Employees shall cease. During the Transition Period (as hereinafter defined), Assignee shall have the right to request Assignor to terminate a Gant Store Employee only for cause and Assignee shall not hire any additional employees for the Gant Store, unless they are hired as employees of Assignee. Assignee shall reimburse Assignor for all its actual costs in providing Transition Period Services, including but not limited to payroll and other employee and fringe benefit expenses, and shall indemnify and hold harmless Assignor from all losses, damages, claims, costs and expenses (including but not limited to reasonable legal fees) incurred in connection with its performance of the Transition Period Services, without reference to the limitation set forth in Section 9.3. Assignor shall not be obligated to provide Transition Period Services for a period commencing on the earlier of (i) the date on which the last of the Transition Period Services are replaced by Assignee and (ii) 30 days after Closing Date ("the Transition Period").

5.    OTHER COVENANTS

      5.1   Gant Store Employees.

            (a) Assignor shall terminate the employment of all the employees of the Gant Store effective on the Closing Date.

            (b) At the end of the Transition Period, Assignee shall, subject to Assignee's rules and procedures, offer employment to substantially all Gant Store Employees remaining as of such date at substantially the same pay (but not necessarily with the same benefits) in effect at the end of the Transition Period by announcement or other notification in a form and at a time as mutually agreed by Assignor and Assignee. The accrued vacation benefits of any Gant Store Employees, on the Closing Date, employed by Assignee thereafter shall be paid by Assignor to the employee. Nothing in this Section is intended to create any claim or right on the part of any employee and no such employee shall be entitled to assert any claim or right hereunder.

            (c) Assignee agrees to indemnify and hold harmless Assignor of and from any and all actions, causes of action, suits, debts, claims, complaints, charges, damages, cross-claims, claims for contribution and/or indemnity claims, for or on account of the employment interviews and hiring process to be conducted by Assignee in connection with any employees of Assignor, including claims involving the failure to hire, and to reimburse Assignor for all expenses incurred by them, including reasonable legal fees and expenses, in defending any such claims or actions as described herein. Assignee may undertake representation on behalf of Assignor in any such claims or actions, however, such representation shall not decrease or in any way limit the obligation of Assignee to indemnify and hold harmless Assignor, as provided herein. Any fees and expenses incurred by Assignee under this Section shall not be considered part of the deductible allowance under Section 9.3 and must be paid in full by Assignee.

      5.2 Benefit Plans. Subject to Section 4.3(e), Assignee shall have no obligation or liability payable under any of Assignor's plans that provide retirement benefits (whether qualified under Section 401(a) of the IRC or not) or any of Assignor's plans, programs or arrangements (including, but not limited to, any reimbursement arrangement maintained by Assignor) that provide health, medical, disability or dental insurance or other benefits for the welfare of the Employees. Assignor shall indemnify
Assignee, pursuant to this Agreement, for any liability that Assignee may incur with respect to or in connection with any benefit plan maintained by Assignor and relating to the period prior to the Closing Date.

      5.3 Assignor Payment to Creditors. Assignor shall pay or otherwise satisfy all trade payables of Assignor and shall fully pay or otherwise satisfy all other liabilities and/or obligations relating to the Assets incurred through the Closing Date other than Outstanding Gant Store Orders. Assignor shall indemnify Assignee, pursuant to this Agreement, for any damages resulting from or relating to (i) Assignor's failure to pay or otherwise satisfy any such liabilities, or (ii) noncompliance by Assignee and Assignor with any applicable provisions of any bulk transfer laws (or any similar laws) of any relevant jurisdiction. Any expense incurred by Assignee under this Section shall not be considered part of the deductible allowance under Section 9.2 and must be paid in full by Assignor.

      5.4 Taxes, Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and delivery of the Agreement.

      5.5 Brokers. Assignee and Assignor each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions whatsoever in connection with the transaction contemplated by this Agreement.

      5.6 Confidentiality. Except as necessary to consummate the Contemplated Transaction, each party hereto will keep confidential any information which is obtained from the other party in connection with this Agreement and which is not readily available to members of the general public. Any such information may be disclosed only to those of each party's representatives who need to know such information for the purpose of evaluating the Contemplated Transaction on that party's behalf (it being understood that any such representatives shall be informed of the confidential nature of such information and shall be directed to keep such information confidential). In the event this Agreement is terminated and the Contemplated Transaction abandoned, each party shall return to the other party all documents, work papers and other written material obtained by it in connection with this Agreement.

      5.7 Cooperation. Assignee and Assignor shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, including but not limited to determining and paying the Lease Adjustments, and Assignee and Assignor shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder.

      5.8   Risk of Loss.

            (a) The risk of any loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Assignor at all times prior to the

Closing Date. In the event of any loss, damage or impairment, confiscation or condemnation of any of the Assets prior to the Closing Date, Assignor shall expend such funds and take such other actions as are necessary to repair, replace or restore such Assets to their prior condition as soon as possible after such loss, impairment, condemnation or confiscation.

            (b) In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced promptly, Assignee may terminate this Agreement forthwith without any further obligation hereunder by written notice to Assignor. Alternatively, Assignee may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Assignor shall deliver to Assignee all insurance proceeds received in connection with such damage or destruction of the Assets without limitation as to the costs and expenses arising in connection with such restoration and replacement.

      5.9 Notification. Between the date of this Agreement and the Closing Date, Assignor shall promptly notify Assignee in writing
(i) if Assignor becomes aware of any fact or condition that causes or constitutes a misrepresentation or omission in any of Assignor's representations and warranties as of the date of this Agreement, or
(ii) if Assignor becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a misrepresentation or omission in any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Assignor shall promptly notify Assignee of the occurrence of any breach of any covenant or agreement of Assignor in this Agreement or otherwise made in connection herewith or of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely. Between the date of this Agreement and the Closing Date, Assignee shall promptly notify Assignor in writing if Assignee has actual knowledge of any breach by Assignor of any material representation or warranty made by Assignor under this Agreement or of any other material obligation of Assignor hereunder, and Assignor shall be given a reasonable opportunity to cure any such breach.

      5.10 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article 10, Assignor shall not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicit-ed inquiries or proposals from, any person (other than Assignee) relating to any transaction involving the sale of the Assets.

      5.11 Public Announcements. Assignor and Assignee shall consult with each other regarding the issuance, timing and text of any public announcements concerning this Agreement or the Contemplated Transaction.

6.    CONDITIONS

      6.1 Conditions to Obligations of Assignee. All obligations of Assignee at the Closing hereunder are subject to the fulfillment prior to or on the Closing Date of each of the following conditions:

            (a) Representations and Warranties. All representations and warranties of Assignor in this Agreement shall be true and correct in all material respects as of the date given, and shall be supplemented by Assignor if necessary so that they are true and correct in all material respects as of the Closing Date.

            (b) Covenants and Conditions. Assignor shall have in all material respects performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

            (c) Consents. Subject to the provisions of Section 11, each of the Consents described in Schedule 3 shall have been duly obtained and delivered to Assignee, except if Assignor shall be unable to secure a Consent from the Landlord to the assignment of the Gant Store Lease to Assignee, the Assignee and Assignor shall proceed with this Agreement provided the Assignor obtains the Landlord's Consent to the Sublease Agreement in accordance with
Section 1.4.

            (d) Condition of Assets. The Assets (other than Assets sold in the course of business) shall be in the same condition as on the date of this Agreement, normal wear and tear excepted.

            (e) Asset Purchase Agreement. The execution and consummation of the Asset Purchase Agreement.

            (f) Deliveries. Assignor shall have made or stand willing and able to make all the deliveries to Assignee set forth in Section 7.1.

      6.2 Conditions to Obligations of Assignor. All obligations of Assignor at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

            (a) Representations and Warranties. All representations and warranties of Assignee in this Agreement shall be true and correct in all material respects as of the date given and shall be supplemented by Assignee if necessary so that they are true and correct in all material respects as of the Closing Date.

            (b) Covenants and Conditions. Assignee shall have in all material respects performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

            (c) Asset Purchase Agreement. The execution and consummation of the Asset Purchase Agreement.

            (d) Consents. Assignor shall have received the Consents.

            (e) Deliveries. Assignee shall have made or stand willing and able to make all the deliveries set forth in Section
7.2.

7.    CLOSING AND CLOSING DELIVERIES

      7.1 Deliveries by Assignor. Prior to or on the Closing Date, Assignor shall deliver to Assignee all of the following, in form and substance reasonably satisfactory to Assignee and its counsel:

            (a) Transfer Documents. Duly executed bills of sale, assignments, releases of liens, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Assignee or its permitted assignees, free and clear of any Encumbrances, and Assignor shall take such other actions as are necessary to deliver possession of the Assets to Assignee;

            (b)  Consents.  Copies of the Consents;

            (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by an officer of Assignor, certifying:
(i) that the representations and warranties of the Assignor contained in this Agreement are true and correct in all material respects as of the date given and, if necessary, have been supplemented so that they are true and correct in all material respects as of the Closing Date; and (ii) that the Assignor has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

            (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by the Assignor's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by the Assignor's Board of Directors and stockholders (if necessary), authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions are remaining in full force and effect, and attaching a Certificate of Good Standing of Assignor certified by an appropriate state official in the Office of the Secretary of State of the State of Delaware, as of a date not more than fifteen (15) days before the Closing Date, and a copy of the Assignor's Bylaws as in effect on the date hereof, certified by the Assignor's Secretary as of the Closing Date;

            (e) Business Records, etc. All files and records which Assignor has agreed to provide to Assignee in this Agreement; and

            (f) Opinions of Counsel. Opinion of Assignor's counsel reasonably satisfactory to Assignee, dated as of the Closing Date.

      7.2 Deliveries by Assignee. Prior to or on the Closing Date, Assignee shall deliver to Assignor the following, in form and substance, reasonably satisfactory to Assignor and its counsel:

            (a) Officer's Certificate. A certificate, dated as of the Closing Date, executed by an officer of Assignee, certifying
(i) that the representations and warranties of Assignee contained in this Agreement are true and correct in all material respects as of the date given and, if necessary, have been supplemented so that they are true and correct in all material respects as of the Closing Date, and (ii) that Assignee has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

            (b) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Assignee's Secretary certifying that the resolutions, as attached to such certificate, were duly adopted by Assignee's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect.

            (c) Opinions of Counsel. Opinion of Assignee's counsel reasonably satisfactory to Assignor, dated as of the Closing Date.

8.    RIGHTS OF ASSIGNEE AND ASSIGNOR ON TERMINATION OR BREACH

      8.1 Specific Performance. The parties recognize that in the event either party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. The aggrieved party shall therefore be entitled, in addition to any other remedies, which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, both parties hereby waive the defense that there is an adequate remedy at law. In the event of a default by either party which results in the filing of a lawsuit for damages, specific performance, or other remedy, the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred.

9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, AND
      INDEMNIFICATION

      9.1 Representations and Warranties. All representations, warranties and covenants contained in this Agreement shall be deemed continuing representations, warranties and covenants, and shall survive the Closing as provided in this Agreement. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained herein.

      9.2   Indemnification by Assignor.

            (a) Notwithstanding the Closing, and, subject to Assignee's performance of its obligations under Section 5.9, regardless of any investigation made at any time by or on behalf of Assignee or any information Assignee may have, Assignor shall indemnify and hold Assignee harmless from and against and with respect to, and shall reimburse Assignee for any and all damages, liabilities, costs, settlements, fines, penalties, diminution in value, claims, actions, inquiries, demands, suits, legal or administrative proceedings, losses and expenses, including reasonable legal fees ("Damages") which may be made, assessed or otherwise incurred by the Assignee (collectively "Assignee's Losses") arising from or in connection with any of the following:

                 (i) Any untrue representation, breach of warranty or non-fulfillment or breach of any covenant by Assignor contained herein or in any Schedule, certificate, document or instrument delivered to Assignee hereunder;

                 (ii) Any and all obligations of Assignor not assumed by Assignee pursuant to the terms hereof;

                 (iii) Assignor's operation of the Gant Store or ownership of the Assets prior to 12:01 a.m. USA Eastern Standard Time on the Closing Date, including any and all liabilities arising under the Assumed Liabilities or otherwise which relate to events occurring prior to the Closing Date;

                 (iv) Any products manufactured or sold or services performed or promised but not performed by Assignor prior to the Closing or by Assignor after the Closing pursuant to Section 4.2(e) of the Asset Purchase Agreement;

                 (v) The securing of any Consents by Assignor, including any demands by the Landlord that it is owed any profit or compensation under Section 12 of the Gant Store Lease; and

                 (vi) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

            (b) Notwithstanding the foregoing, any claim by Assignee for indemnification by Assignor under (i)-(vi) above ("Claim") may not be made (unless otherwise provided in this Agreement) until and unless the aggregate value of Assignee's Losses when aggregated with any of Buyer's Losses (as defined in the Asset Purchase Agreement) exceed USD 100,000, whereupon Assignee shall be entitled to be indemnified for the full amount of Assignee's Losses.

            (c) If the Closing occurs, Assignor shall have no liability (for indemnification or otherwise) with respect to any representation or warranty under this Agreement made as of the date of this Agreement or as of the Closing Date, unless on or before December 31, 1999, Assignor is given notice asserting a Claim with respect thereto and specifying the factual basis of that Claim in reasonable detail to the extent then known by the Assignee. A Claim for indemnification based upon any covenant or agreement to be performed by Assignor after the Closing Date may be made at any time within six (6) months after the time for performance has elapsed.

            (d)  No breach by Assignee of its obligations under
Section 5.9 shall affect its right to indemnification hereunder unless the Assignee's Losses for which it seeks indemnification are directly related to the specific breach by Assignor which Assignee did not disclose to Assignor pursuant to Section 5.9.

      9.3   Indemnification by Assignee.

            (a) Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Assignor or any information Assignor may have, Assignee shall indemnify and hold Assignor harmless against and with respect to, and shall reimburse Assignor for any and all Damages which may be made, assessed or otherwise incurred by the Assignor (collectively "Assignor's Losses") arising from or in connection with any of the following:

                 (i) Any untrue representation, breach of warranty or non-fulfillment or breach of any covenant by Assignee contained herein or in any certificate, document or instrument delivered to Assignor hereunder;

                 (ii) Assignee's ownership of the Assets on and after 12:01 a.m. USA Eastern Standard Time on the Closing Date, including any and all liabilities arising under the Gant Store Lease or after the Closing Date; and

                 (iii) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

            (b) Notwithstanding the foregoing, any claim by Assignor for indemnification by Assignee under (i)-(iii) above ("Claim") may not be made (unless otherwise provided in this Agreement) until and unless the aggregate value of Assignor's Losses when aggregated with any of Seller's Losses (as defined in the Asset Purchase Agreement) exceed USD 100,000, whereupon Assignor shall be entitled to be indemnified for the full amount of Assignor's Losses.

      9.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

            (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any Claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such Claim, and (ii) the amount of the Claim. If the Claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within thirty (30) days after written notice of such action, suit or proceeding was given to Claimant.

            (b) Following receipt of notice from the Claimant of a Claim, the Indemnifying Party shall have sixty (60) days to make such investigation of the Claim, as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said sixty (60) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the Claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

            (c) With respect to any Claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such Claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party Claim, the Claimant shall have the right to participate in the defense of such Claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party Claim, it shall be bound by the results obtained by the Claimant with respect to such Claim.

            (d) If a Claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

            (e) The indemnification rights provided in this Section 9 shall extend to the affiliates, shareholders, directors, officers, employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section, any indemnification claims by such parties shall be made by and through the Claimant.

10.   TERMINATION

      10.1  Termination of this Agreement.

            (a) Termination. This Agreement may be terminated prior to the Closing only as follows:

                 (i) by written agreement of Assignee and Assignor at any time;

                 (ii) by Assignor, by notice to Assignee at any time, if one or more of the conditions specified in Article 6.2 is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice Assignor has fully complied in all material respects with its material obligations under this Agreement;

                 (iii) by Assignee, by notice to Assignor at any time, if one or more of the conditions specified in Article 6.1 is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice Assignee has fully complied in all material respects with its material obligations under this Agreement; or

                 (iv)  by either party, if the Asset Purchase
Agreement should be terminated pursuant to Section 11.1(a)(i) or
(iv) of the Asset Purchase Agreement.

            (b) Effect of Termination. In the event that this Agreement is terminated pursuant to this Section, this Agreement shall terminate without any liability or further obligation of either party to the other, provided, however, that termination under this Section shall not relieve any party of liability for any intentional failure to perform or comply with any agreement prior to the date of termination, or any misrepresentation or omission in any of the representations and warranties made hereunder or any breach of any covenants and agreements hereunder or constitute a waiver of any claim with respect thereto. Liability under this Section shall only attach in the event of an intentional act or omission on the part of the party, which causes the termination of this Agreement.

11.   SPECIAL CIRCUMSTANCES

      11.1 Failure to Obtain Lessor's Consent. In the event Assignor should be unable to secure the Landlord's Consent to an assignment or sublease of the Gant Store Lease to Assignee by the Acquisition Date, the parties agree that, subject to all other conditions of this Agreement, the Closing may be delayed until March 31, 1999, during which time the Assignor shall pursue obtaining the Landlord's Consent, at Assignor's expense, with all commercially reasonable efforts. In the event the Assignor is unable to secure the Landlord's Consent by March 31, 1999, the Closing Date shall be March 31, 1999, at which time this Agreement shall close and the parties shall consummate the Contemplated Transaction subject to all of the terms and conditions of this Agreement, except as modified by the following provisions:

            (a) After the Closing, Assignor shall continue with all commercially reasonable efforts to seek to obtain the Landlord's Consent to an assignment or sublease of the Gant Store Lease to Assignee so long as it is reasonably likely that the Landlord's Consent can be obtained.

            (b) As of the Closing Date, Assignee shall assume and pay all obligations of the Assignor under the Gant Store Lease pursuant to Section 1.2, but without the benefit of an assignment or sublease agreement, subject to the terms and conditions of this Section. All payments of rent, additional rent or other money obligations under the Gant Store Lease shall be paid by Assignee to Assignor during such period as this arrangement continues. Subject to Assignee performing its obligations hereunder, during the period commencing on the Closing Date and ending on the earlier of (i) the effective date of the Landlord's Consent and (ii) March 31, 2000, Assignor shall continue to perform all of its obligations as Tenant under the Gant Store Lease.

            (c) As of the Closing Date, Assignee shall operate the Gant Store for its own benefit and account as if the Landlord's
Consent to an assignment or sublease had been secured.

            (d) Assignor shall indemnify and hold Assignee harmless under the provisions of Section 9.2, for any expenses, including attorneys' fees, incurred in connection with any effort by the Landlord to interfere with Assignee's operation of the Gant Store.

            (e) Assignor shall defend Assignee, at Assignor's cost, in any action or proceeding commenced by the Landlord or any party acting on the Landlord's behalf, naming Assignee as a party to such action or proceeding.

            (f) If the Landlord should obtain a temporary injunction, a temporary restraining order or any other form of extraordinary relief, the effect of which is to materially interfere with Assignee's operation of the Gant Store for more than five (5) consecutive days during which time the Gant Store would otherwise be open for business and free of such interference, Assignee may elect, assuming the interference has not ended, to abandon the Gant Store, such election to be made within seven (7) business days after such interference commences, in which event the parties shall proceed as follows:

                 (i)   Assignee's obligation to perform all of
Assignor's obligations under the Gant Store Lease shall end as of the date of Assignee's notice that it is abandoning the Gant Store ("the Abandonment Date").

                 (ii) All of Assignee's Gant Store employees on the Abandonment Date shall immediately become employees of Assignor.

                 (iii) Assignor shall, as of the Abandonment Date, assume control of the Gant Store for the sole purpose of winding up its operations and liquidating the inventory in the Gant Store as of the Abandonment Date.

                 (iv) Assignor shall promptly pay Assignee the value of the inventory in the Gant Store on the Abandonment Date in excess of USD 250,000 (such inventory to be valued as described in Section 2.14).

                 (v) Assignor shall after the Abandonment Date promptly but in a commercially reasonable manner and without activities that may harm the "Gant" trademark, liquidate the Gant Store within six (6) months of the Abandonment Date ("the Store Liquidation Period").

            Assuming Assignee has not previously abandoned the Gant Store under the provisions of this subsection and the interference should recur, Assignee may elect to abandon the Gant Store at any time even if the interference has ended and in such event, the parties shall proceed as described above. Any election by Assignee under this subsection (f) shall not affect Assignor's obligations under (d) and (e) above.

            (g) In the event Assignor is unable to secure the Landlord's Consent to an assignment or sublease of the Gant Store Lease to Assignee by February 28, 2000, then Assignee may proceed as described in (f) above, by electing to abandon the Gant Store, such election to be made on or before March 31, 2000, whereupon the parties shall proceed to fulfill their respective obligations as defined in (f) above. If Assignee should not elect to proceed as outlined in (f) above on or before March 31, 2000, then Assignee shall have waived its rights to terminate the arrangements described in this Section, and Assignee shall continue to operate the Gant Store at its own risk. Any election by Assignee under this subsection (g) shall not affect Assignor's obligations under
(d) and (e) above.

            (h) Any expenses incurred by Assignor in performing its obligations under this Section shall not be considered part of the deductible allowance under Section 9.2 and must be paid in full by Assignor. The failure of the Assignee to perform its obligations under this Section shall not be included in the deductible allowance described in Section 9.3 and must be paid in full.

            (i) In the event the Closing Date should extend beyond February 26, 1999, Pyramid Sportswear hereby grants Assignor a royalty-free license to use the "Gant" Trademark in connection with Assignor's operation of the Gant Store until the actual Closing Date. If Assignee abandons the Gant Store pursuant to (f) or (g) above, Pyramid Sportswear shall grant Assignor a royalty-free license to use the "Gant" Trademark during the Store Liquidation Period.
12.   MISCELLANEOUS

      12.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

            If to Assignor:

                 Phillips-Van Heusen Corporation
                 200 Madison Avenue
                 New York, New York 10016

            with a copy (which shall not constitute notice) to:

                 Rosenman & Colin LLP
                 575 Madison Avenue
                 New York, New York 10022-2585
                 Attention:  Edward H. Cohen

            If to Assignee:

                 Pyramid Sportswear Acquisition Corporation
                 c/o Abberley Kooiman LLP
                 521 Fifth Avenue, Suite 2200
                 New York, NY  10175
                 Attention:  Michael L. Martell

            with a copy (which shall not constitute notice) to:

                 Advokatfirman Sodermark
                 Strandvagen 1
                 Box 14055
                 SE-104 40 Stockholm, Sweden
                 Attention:  Hakan Rockstrom

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section.

      12.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      12.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of New York without reference to its conflict of laws provisions.

      12.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

      12.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

      12.6 Jurisdiction and Forum. To the fullest extent permitted by law, each of the parties hereto (i) agree that the appropriate forum for the resolution of all disputes hereunder shall be the courts located in New York, (ii) submits to the personal jurisdiction of such courts, and (iii) waives any objection to venue in New York and any claim that the forum is inconvenient.

      12.7 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Assignee and Assignor with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Assignee and Assignor, and all letters of intent and other writings relating to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

      12.8 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

      12.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      12.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.


      IN WITNESS WHEREOF, this Agreement has been executed by Assignor and Assignee as of February 23, 1999.

                                   PHILLIPS-VAN HEUSEN CORPORATION


                                   By:    /s/ Irwin W. Winter
                                   Name:  Irwin W. Winter
                                   Title: Executive Vice President


                                   PYRAMID SPORTSWEAR
                                   ACQUISITION CORPORATION

PYRAMID SPORTSWEAR AB              By:  /s/ Lennart Bjork
for the purpose of confirming      Name:  Lennart Bjork
its obligation under               Title: President
Section 11.1(i)


By:  /s/ Lennart Bjork
     Name:   Lennart Bjork
     Title:  President

















                                     27